Exhibit 99.n(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Experts” in this Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 of H&Q Life Sciences Investors.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 18, 2006